                                                                   Exhibit 4.6




                              STATION CASINOS, INC.



                              --------------------



                                  $375,000,000



                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2010



                              --------------------



                                    INDENTURE



                            DATED AS OF JULY 7, 2000



                              --------------------



                            FIRST UNION NATIONAL BANK

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*


Trust Indenture
  Act Section                                                                               Indenture Section
---------------                                                                             -----------------

310  (a)(1).....................................................................           7.10
     (a)(2).....................................................................           7.10
     (a)(3).....................................................................          N.A.
     (a)(4).....................................................................          N.A.
     (b)........................................................................           7.08; 7.10; 11.02
     (c)........................................................................          N.A.
311  (a)........................................................................           7.11
     (b)........................................................................           7.11
     (c)........................................................................          N.A.
312  (a)........................................................................           2.05
     (b)........................................................................          11.03
     (c)........................................................................          11.03
313  (a)........................................................................           7.06
     (b)(1).....................................................................          N.A.
     (b)(2).....................................................................           7.06
     (c)........................................................................           7.06; 11.02
     (d)........................................................................           7.06
314  (a)........................................................................           4.02; 11.02
     (b)........................................................................          N.A.
     (c)(1).....................................................................          11.04
     (c)(2).....................................................................          11.04
     (c)(3).....................................................................          N.A.
     (d)........................................................................          N.A.
     (e)........................................................................          11.05
     (f)........................................................................          N.A.
315  (a)........................................................................           7.01(b)
     (b)........................................................................           7.05; 11.02
     (c)........................................................................           7.01(a)
     (d)........................................................................           7.01(c)
     (e)........................................................................           6.11
316  (a) (last sentence)........................................................           2.09
     (a)(1)(A)..................................................................           6.05
     (a)(1)(B)..................................................................           6.04
     (a)(2).....................................................................          N.A.
     (b)........................................................................           6.07
317  (a)(1).....................................................................           6.08
     (a)(2).....................................................................           6.09
     (b)........................................................................           2.04
318  (a)........................................................................          11.01


N.A. means not applicable.

---------------------------
*       This Cross-Reference Table is not part of the Indenture

                                TABLE OF CONTENTS


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
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         Section 1.01.      Definitions...........................................................................1
         Section 1.02.      OTHER DEFINITIONS....................................................................14
         Section 1.03.      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....................................15
         Section 1.04.      RULES OF CONSTRUCTION................................................................15

ARTICLE 2. THE NOTES.............................................................................................16

         Section 2.01.      FORM AND DATING......................................................................16
         Section 2.02.      EXECUTION AND AUTHENTICATION.........................................................18
         Section 2.03.      REGISTRAR; PAYING AGENT; DEPOSITORY; NOTE CUSTODIAN..................................18
         Section 2.04.      PAYING AGENT TO HOLD MONEY IN TRUST..................................................19
         Section 2.05.      NOTEHOLDER LISTS.....................................................................20
         Section 2.06.      TRANSFER AND EXCHANGE................................................................20
         Section 2.07.      REPLACEMENT NOTES....................................................................28
         Section 2.08.      OUTSTANDING NOTES....................................................................29
         Section 2.09.      TREASURY NOTES.......................................................................29
         Section 2.10.      TEMPORARY NOTES......................................................................29
         Section 2.11.      CANCELLATION.........................................................................29
         Section 2.12.      DEFAULTED INTEREST...................................................................30
         Section 2.13.      CUSIP NUMBER.........................................................................30
         Section 2.14.      EXCHANGE REGISTRATION................................................................30

ARTICLE 3. REDEMPTION............................................................................................30

         Section 3.01.      NOTICES TO TRUSTEE...................................................................30
         Section 3.02.      SELECTION OF NOTES TO BE REDEEMED....................................................31
         Section 3.03.      NOTICE OF REDEMPTION.................................................................31
         Section 3.04.      EFFECT OF NOTICE OF REDEMPTION.......................................................32
         Section 3.05.      DEPOSIT OF REDEMPTION PRICE..........................................................32
         Section 3.06.      NOTES REDEEMED IN PART...............................................................32
         Section 3.07.      MANDATORY DISPOSITION PURSUANT TO GAMING LAWS........................................32

ARTICLE 4. COVENANTS.............................................................................................33

         Section 4.01.      PAYMENT OF NOTES.....................................................................33
         Section 4.02.      SEC REPORTS, FINANCIAL REPORTS.......................................................33
         Section 4.03.      COMPLIANCE CERTIFICATE...............................................................34
         Section 4.04.      STAY, EXTENSION AND USURY LAWS.......................................................34
         Section 4.05.      RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.......................................35
         Section 4.06.      LIMITATION ON INDEBTEDNESS...........................................................37
         Section 4.07.      LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES...............................38
         Section 4.08.      CORPORATE EXISTENCE..................................................................38


                                       i
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         Section 4.09.      TAXES................................................................................38
         Section 4.10.      INVESTMENT COMPANY ACT...............................................................39
         Section 4.11.      LIMITATION ON TRANSACTIONS WITH AFFILIATES...........................................39
         Section 4.12.      CHANGE OF CONTROL AND RATING DECLINE.................................................39
         Section 4.13.      LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                            AFFECTING RESTRICTED SUBSIDIARIES....................................................41
         Section 4.14.      RESTRICTION ON LAYERING DEBT.........................................................42

ARTICLE 5. SUCCESSORS............................................................................................42

         Section 5.01.      WHEN COMPANY MAY MERGE, ETC..........................................................42
         Section 5.02.      SUCCESSOR CORPORATION SUBSTITUTED....................................................43

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................43

         Section 6.01.      EVENTS OF DEFAULT....................................................................43
         Section 6.02.      ACCELERATION.........................................................................45
         Section 6.03.      OTHER REMEDIES.......................................................................45
         Section 6.04.      WAIVER OF PAST DEFAULTS..............................................................46
         Section 6.05.      CONTROL BY MAJORITY..................................................................46
         Section 6.06.      LIMITATION ON SUITS..................................................................46
         Section 6.07.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.................................................46
         Section 6.08.      COLLECTION SUIT BY TRUSTEE...........................................................47
         Section 6.09.      TRUSTEE MAY FILE PROOFS OF CLAIM.....................................................47
         Section 6.10.      PRIORITIES...........................................................................47
         Section 6.11.      UNDERTAKING FOR COSTS................................................................47

ARTICLE 7. TRUSTEE...............................................................................................48

         Section 7.01.      DUTIES OF TRUSTEE....................................................................48
         Section 7.02.      RIGHTS OF TRUSTEE....................................................................49
         Section 7.03.      INDIVIDUAL RIGHTS OF TRUSTEE.........................................................49
         Section 7.04.      TRUSTEE'S DISCLAIMER.................................................................50
         Section 7.05.      NOTICE OF DEFAULTS...................................................................50
         Section 7.06.      REPORTS BY TRUSTEE TO HOLDERS........................................................50
         Section 7.07.      COMPENSATION AND INDEMNITY...........................................................50
         Section 7.08.      REPLACEMENT OF TRUSTEE...............................................................51
         Section 7.09.      SUCCESSOR TRUSTEE BY MERGER, ETC.....................................................52
         Section 7.10.      ELIGIBILITY; DISQUALIFICATION........................................................52
         Section 7.11.      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY....................................52

ARTICLE 8. DISCHARGE OF INDENTURE................................................................................52

         Section 8.01.      TERMINATION OF COMPANY'S OBLIGATIONS.................................................52
         Section 8.02.      APPLICATION OF TRUST MONEY...........................................................53
         Section 8.03.      REPAYMENT TO COMPANY.................................................................53
         Section 8.04.      REINSTATEMENT........................................................................53

ARTICLE 9. AMENDMENTS............................................................................................54


                                       ii

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
         Section 9.01.      WITHOUT CONSENT OF HOLDERS...........................................................54
         Section 9.02.      WITH CONSENT OF HOLDERS..............................................................54
         Section 9.03.      COMPLIANCE WITH TRUST INDENTURE ACT..................................................55
         Section 9.04.      REVOCATION AND EFFECT OF CONSENTS....................................................55
         Section 9.05.      NOTATION ON OR EXCHANGE OF NOTES.....................................................56
         Section 9.06.      TRUSTEE PROTECTED....................................................................56

ARTICLE 10. SUBORDINATION........................................................................................56

         Section 10.01.     NOTES SUBORDINATED TO SENIOR INDEBTEDNESS............................................56
         Section 10.02.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.................................................56
         Section 10.03.     DEFAULT ON SENIOR INDEBTEDNESS.......................................................57
         Section 10.04.     WHEN DISTRIBUTION MUST BE PAID OVER..................................................58
         Section 10.05.     NOTICE BY COMPANY....................................................................58
         Section 10.06.     SUBROGATION..........................................................................59
         Section 10.07.     RELATIVE RIGHTS......................................................................59
         Section 10.08.     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.........................................59
         Section 10.09.     DISTRIBUTION OR NOTICE TO REPRESENTATIVES............................................60
         Section 10.10.     RIGHTS OF TRUSTEE AND PAYING AGENT...................................................60
         Section 10.11.     TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE
                            OF NOTICE............................................................................60
         Section 10.12.     APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT...................................60
         Section 10.13.     TRUSTEE'S COMPENSATION NOT PREJUDICED................................................61
         Section 10.14.     OFFICERS'CERTIFICATE.................................................................61
         Section 10.15.     CERTAIN PAYMENTS.....................................................................61
         Section 10.16.     NAMES OF REPRESENTATIVES.............................................................61
         Section 10.17.     ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO
                            ACCELERATE...........................................................................61
         Section 10.18.     RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION
                            PROVISIONS...........................................................................61
         Section 10.19.     PROOF OF CLAIM.......................................................................62
         Section 10.20.     NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS..........................62

ARTICLE 11. MISCELLANEOUS........................................................................................62

         Section 11.01.     TRUST INDENTURE ACT CONTROLS.........................................................62
         Section 11.02.     NOTICES..............................................................................62
         Section 11.03.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS..........................................63
         Section 11.04.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...................................63
         Section 11.05.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION........................................63
         Section 11.06.     RULES BY TRUSTEE AND AGENTS..........................................................64
         Section 11.07.     LEGAL HOLIDAYS.......................................................................64
         Section 11.08.     NO RECOURSE AGAINST OTHERS...........................................................64
         Section 11.09.     COUNTERPARTS.........................................................................64
         Section 11.10.     VARIABLE PROVISIONS..................................................................64
         Section 11.11.     GOVERNING LAW........................................................................65


                                      iii

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
         Section 11.12.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS........................................65
         Section 11.13.     SUCCESSORS...........................................................................65
         Section 11.14.     SEVERABILITY.........................................................................65
         Section 11.15.     QUALIFICATION OF INDENTURE...........................................................65
         Section 11.16.     TABLE OF CONTENTS, HEADINGS, ETC.....................................................66



Exhibit A-1           Form of Note

Exhibit A-2           Form of Regulation S Temporary Note

Exhibit B-1           Form of Certificate for Exchange or Registration of Transfer of Rule 144A Global Note to
                      Regulation S Global Note

Exhibit B-2           Form of Certificate for Exchange or Registration of Transfer From Regulation S Global Note
                      to Rule 144A Global Note

Exhibit B-3           Form of Certificate for Exchange or Registration of Transfer of Certificated Notes

Exhibit B-4           Form of Certificate for Exchange or Registration of Transfer From Rule 144A Global Note or
                      Regulation S Permanent Global Note to Certificated Note

Exhibit B-5           Form of Certificate for Exchange or Registration of Transfer From Certificated Note to Rule
                      144A Global Note or Regulation S Permanent Global Note


                  INDENTURE dated as of July 7, 2000 among STATION CASINOS, INC., a Nevada corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's
9 7/8% Series A Senior Subordinated Notes due 2010 (the "Series A Notes") and the Company's 9 7/8% Series B Senior Subordinated Notes due 2010 (the "Series B Notes" and, together with the Series A Notes, the "Notes").

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         Section 1.01.     Definitions.

                  "AFFILIATE" of any specified person means any other person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such specified person (or a 10% or greater equity interest in such person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" means any Registrar, Paying Agent or co-Registrar.

                  "AGENT MEMBERS" means any member of, or participant in, the Depository.

                  "AMORTIZATION EXPENSE" means, for any period, amounts recognized during such period as amortization of all goodwill and other assets classified as intangible assets in accordance with GAAP.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that are applicable to such transfer or exchange

                  "AVERAGE LIFE" means, as of the date of determination, with reference to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                  "BANK FACILITY" means the Third Amended and Restated Reducing Loan Agreement dated as of August 25, 1999, by and among PSHC, BSI, TSI, SSI, KCSC, SCRSI and Bank of Scotland, as co-agents, Societe Generale, as documentation agent, Bank of America N.A., as administrative agent and certain lenders named therein, and the Term Loan Agreement dated as of August 25, 1999, by and among PSHC, BSI, TSI, SSI, KCSC, SCRSI, Bank of America, N.A., as administrative agent, and certain lenders named therein, as amended, modified or refinanced from time to time, provided that the managing agent for the lenders under such refinancing is a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities.

                  "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

                  "BSI" means Boulder Station, Inc.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL LEASE OBLIGATIONS" of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

                  "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (including partnerships or partnership interests), or ownership interests (however designated) of such person, including each class of common stock and preferred stock of such person, but excluding convertible Indebtedness.

                  "CERTIFICATED NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

                  "CHANGE OF CONTROL" means an event or series of events by which (i) the Company sells, conveys, transfers or leases, directly or indirectly, all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries to any person, corporation, entity or group,
(ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) (other than the Existing Equity Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing 40% or more of the combined voting power of the Company's Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Company's Voting Stock as is "beneficially owned" by such "person," (iii) the

Company consolidates with or merges into another corporation, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transactions between the Company and its wholly-owned Restricted Subsidiaries, with the effect that any "person" (other than the Existing Equity Holders) becomes the "beneficial owner," directly or indirectly, of securities representing 40% or more of the combined voting power of the Company's Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Company's Voting Stock as is "beneficially owned" by such "person," (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new or replacement directors whose election by the Company's Board of Directors, or whose nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office or (v) the Company shall, as a result of any transaction or series of transactions, cease to own all of the outstanding Capital Stock of, or all or substantially all of the assets of, PSHC, BSI, SCRSI, SGSI and SWSI; PROVIDED, HOWEVER, that no Change of Control shall be deemed to occur if the Company sells, in one transaction or a series of transactions, stock or assets of such Subsidiaries having an aggregate book value, determined in accordance with GAAP and net of related debt, which is less than 5% of the aggregate book value of the net assets of the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP.

                  "CHANGE OF CONTROL TRIGGERING EVENT" is defined as the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

                  "COMPANY" means the person named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

                  "COMPLETION GUARANTEE AND KEEP-WELL AGREEMENT" means (i) the guarantee by the Company or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by an Affiliate of the Company, (ii) the agreement by the Company or a Restricted Subsidiary to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate in connection with the development, construction and opening of a new gaming facility by such Affiliate and (iii) performance bonds incurred in the ordinary course of business; provided that, in the case of clauses (i) and (ii) above, such guarantee or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Gaming Authority.

                  "CONSOLIDATED COVERAGE RATIO" means, for any period, for any person, the ratio of the aggregate amount of Operating Cash Flow of such person for such period to the aggregate amount of Consolidated Interest Expense of such person for such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of a person and its consolidated Restricted Subsidiaries including (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other persons deemed to be Indebtedness of the Company or its Restricted Subsidiaries under clause (v) or (vi) of the definition of Indebtedness.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of a person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person if such person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such person (including, without limitation, an Unrestricted Subsidiary) for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); and (B) the Company's equity in the net loss of any such person for such period shall be included in determining such Consolidated Net Income (subject, with respect to the net loss of an Unrestricted Subsidiary, to clause (vi) below); (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) unless at the time of computation no cash would be permitted to be distributed and (B) the Company's equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any person;
(v) the cumulative effect of a change in accounting principles; (vi) the net loss of any Unrestricted Subsidiary; and (vii) extraordinary or nonrecurring gains or losses.

                  "CONSOLIDATED NET WORTH" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus, less
(A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

                  "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "DESIGNATED SENIOR INDEBTEDNESS" shall mean each issue of Senior Indebtedness that (i) has an outstanding principal amount of at least $25,000,000 (including the amount of all reimbursement obligations pursuant to letters of credit thereunder and the maximum principal amount available to be drawn thereunder, assuming in the case of the Bank Facility that all conditions precedent to any such drawing could be satisfied) and (ii) has been designated as Designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

                  "EXCHANGEABLE STOCK" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than into Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

                  "EXISTING EQUITY HOLDERS" means Frank J. Fertitta III, Blake
L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson and Scott M Nielson and the Former Equity Holder and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing. Existing Equity Holders shall also mean any lineal descendants of such persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such person.

                  "EXISTING SENIOR SUBORDINATED NOTES" means the $198,000,000 10 1/8% Senior Subordinated Notes of the Company due 2006, the $150,000,000
9 3/4% Senior Subordinated Notes of the Company due 2007 and the $199,900,000 8 7/8% Senior Subordinated Notes due 2008.

                  "FF&E FINANCING" means Indebtedness which is non-recourse to the borrower, the proceeds of which will be used to finance the acquisition or lease by the Company or its Restricted Subsidiaries of furniture, fixtures or equipment ("FF&E") used in the operation of its business and secured by a Lien on such FF&E.

                  "FORMER EQUITY HOLDER" means Frank J. Fertitta, Jr.

                  "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Indenture.

                  "GAMING AUTHORITY" means the Nevada Gaming Commission, the Nevada Gaming Control Board or any agency of any state, county, city or other political subdivision which has, or may at any time after the date of the Indenture have, jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

                  "GAMING CONTROL ACT" means the Nevada Gaming Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

                  "GAMING LICENSE" of any person means every license, franchise or other authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming operations of such person, including, without limitation, all such licenses granted under the Gaming Control Act, as from time to time amended, or any successor provision at law, the regulations of Gaming Authorities and other applicable laws.

                  "GLOBAL NOTES" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.

                  "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

                  "HOLDER" or "NOTEHOLDER" means a person in whose name a Note is registered on the register maintained by the Registrar.

                  "INDEBTEDNESS" of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, assets or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding operating leases and trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and
(vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time.

                  "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

                  "INVESTMENT GRADE" designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

                  "KCSC" means Kansas City Station Corporation.

                  "LEGAL REQUIREMENTS" means, with respect to any project, all laws, statutes and ordinances (including building codes and zoning and environmental laws, regulations and ordinances), and all rules, orders, rulings, regulations, directives and requirements of all Governmental Authorities, which are now or which may hereafter be in existence, and which are applicable to the Company or any Affiliate thereof in connection with the construction or development of any project or the operation of its business, or any part thereof, including, without limitation, the Gaming Control Act, as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable to the Company or any Affiliate thereof.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any security interest). For all purposes under this Indenture, a person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement (other than operating leases) relating to such asset.

                  "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "NET PROCEEDS" means, with respect to any issuance, sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt) of property other than cash, received by the Company, net of attorneys' fees, accountants' fees, underwriters' fees, placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; PROVIDED, HOWEVER, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $15 million, the determination of fair market value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal of similar types of transactions.

                  "NOTE CUSTODIAN" means the person specified in Section 2.03, as custodian with respect to the Global Notes, or any successor entity thereto.

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Chief Financial Officer, any Assistant Treasurer or any Assistant Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

                  "OPERATING CASH FLOW" means, for any period, for any person, the aggregate amount of Consolidated Net Income of such person before Consolidated Interest Expense, income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance cost. Notwithstanding the foregoing, the Consolidated Interest Expense, income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance cost of a subsidiary of a person shall be added to Consolidated Net Income to compute Operating Cash Flow in the same proportion that the net income of such subsidiary was included in calculating the Consolidated Net Income of such person.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Unless otherwise required by the Trustee, the counsel may be an employee of or counsel to the Company or the Trustee.

                  "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary (i) issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or a Restricted Subsidiary (and any premiums, penalties, fees and expenses actually incurred by the Company or such Restricted Subsidiary in connection with the repayment or amendment thereof) existing immediately after the original issuance of the Series A Notes or incurred pursuant to clauses (iii),

(vi), (vii) and (viii) (subject to proviso (C) below) of Section 4.06, in a principal amount (or, if such Permitted Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (1) the principal amount of the Indebtedness so refinanced (or, if such Permitted Refinancing Indebtedness refinances Indebtedness under an agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such agreement) plus (2) unpaid accrued interest on such Indebtedness plus (3) premiums, penalties, fees and expenses actually incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with the repayment or amendment thereof; provided that (A) Permitted Refinancing Indebtedness of the Company that repays or constitutes an amendment to Subordinated Indebtedness shall not have an Average Life less than the Indebtedness to be so refinanced at the time of such incurrence, and shall contain subordination and default provisions no less favorable in any material respect to the Holders than those contained in such repaid or amended Indebtedness, (B) notwithstanding the foregoing, any Permitted Refinancing Indebtedness incurred to repay all of the Notes then outstanding shall not be limited in principal amount or otherwise if the Company, contemporaneously with such issuance, irrevocably deposits with the Trustee or Paying Agent an amount of the proceeds of such Permitted Refinancing Indebtedness sufficient to redeem or repay each installment of the outstanding principal amount of the Notes on, and all interest accrued to, the date fixed for such repayment, together with irrevocable instructions to redeem and repay the Notes on the stated redemption date and (C) to the extent that Permitted Refinancing Indebtedness includes Indebtedness incurred in connection with the refinancing of the Bank Facility (whether or not such Indebtedness is existing on or after the date of the Indenture) and the managing agent for the lenders under such refinancing Indebtedness is a person other than a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities, the provisions of clause (viii) of Section 4.06 shall terminate and be of no further force and effect with respect to such refinancing Indebtedness.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PRINCIPAL" of any Indebtedness means the principal amount thereof plus the premium, if any, thereon.

                  "PSHC" means Palace Station Hotel & Casino, Inc.

                  "QUALIFIED GUARANTEE" means a guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of any entity provided that (i) unless such Indebtedness was incurred by a Native American tribe or any agency or instrumentality thereof, the Company and its Restricted Subsidiaries own in the aggregate at least 35% but no more than 50% of the outstanding Voting Stock of such entity at the time of the incurrence, creation or assumption of the guarantee, (ii) the primary purpose for which such Indebtedness was incurred was to finance the development, construction or acquisition of a gaming facility,
(iii) the pro forma Consolidated Coverage Ratio of the Company, calculated cumulatively for the four most recent consecutive fiscal quarters of the

Company prior to the date of the guarantee as if the guarantee were required to have been satisfied on the first day of such period, would have been greater than 2.5 to 1.00, (iv) none of the Existing Equity Holders, other than Glenn C. Christenson or Scott M Nielsen if such person is no longer employed by the Company in any capacity, or any of their Related Persons, other than the Company and its Restricted Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of such Indebtedness or a direct or indirect holder of any Capital Stock of such entity, other than through their respective ownership interests in the Company, (v) at the time of the incurrence, creation or assumption of the guarantee, the rating of the Notes by each Rating Agency is at least equal to the rating of the Notes on the date of the Indenture and (vi) if such Indebtedness is incurred by a Native American tribe or any agency or instrumentality thereof, including any tribal authority, for so long as such guarantee is outstanding such tribe and the Company or one of its Restricted Subsidiaries will have in effect a written agreement which has been approved by all required Governmental Authorities pursuant to which the Company or one of its Restricted Subsidiaries will manage such tribe's gaming activities at the facility or facilities with respect to which the Indebtedness was incurred to develop, construct or acquire in exchange for customary fees and reimbursements.

                  "QUALIFIED NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than by a pledge by the Company or a Restricted Subsidiary of the stock of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries may
(x) execute a Completion Guarantee and Keep-Well Agreement for an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility or (y) make a loan to an Unrestricted Subsidiary if such loan is permitted under Section 4.05 at the time of the incurrence of such loan, and such actions referred to in the foregoing clauses (x) and (y) shall not constitute Indebtedness which is not Qualified Non-Recourse Debt.

                  "RATING AGENCIES" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                  "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) with respect to Moody's, any of the following categories:
Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

                  "RATING DATE" means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

                  "RATING DECLINE" shall be deemed to occur if, within 90 days of public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies): (a) in the event the Notes are rated by either Rating Agency on the Rating Date as Investment Grade the rating of the Notes by both Rating Agencies shall be below Investment Grade, or (b) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

                  "REDEEMABLE STOCK" means any Capital Stock that by its terms or otherwise (other than in consideration of Capital Stock that is not Redeemable Stock) is, or upon the happening of an event would be, required to be redeemed or repurchased, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the first anniversary of the stated maturity of the Notes.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of July 7, 2000, by and among the Company and the other party named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depository, representing the Notes sold in reliance on Regulation S.

                  "REGULATION S TEMPORARY GLOBAL NOTE" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depository, representing Notes sold in reliance on Regulation S.

                  "RELATED PERSON" of any person means (i) (A) if such person is a corporation, any person who is a director, officer or employee (x) of such person, (y) of any subsidiary of such person or (z) of any Affiliate of such person or (B) if such person is an individual, any immediate family member or lineal descendent of such person or spouse of such immediate family member or of such lineal descendant, or (ii) any Affiliate of any person included in clause (i) and any person who is a director, officer or employee of such Affiliate.

                  "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative, if any, for an issue of Senior Indebtedness.

                  "REQUIRED RATING" means ratings on the Notes of at least BBB-by S&P and Baa3 by Moody's.

                  "RESTRICTED SUBSIDIARY" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 144A GLOBAL NOTE" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depository.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "SCRSI" means St. Charles Riverfront Station, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR INDEBTEDNESS" means (x) all obligations of the Company now or hereafter existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings) on, any Indebtedness (other than Capital Lease Obligations) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, (y) Indebtedness of the Company represented by Capital Lease Obligations if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the Notes and (z) Indebtedness of the Company with respect to Interest Rate Protection Agreements. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (b) in the case of each Note, the other Notes, (c) the Existing Senior Subordinated Notes, (d) Indebtedness of the Company to, or guaranteed on behalf of, an Affiliate of the Company (other than a Restricted Subsidiary), (e) Indebtedness to trade creditors incurred or assumed in the ordinary course of business in connection with obtaining goods, materials or services, (f) Indebtedness represented by Exchangeable Stock or Redeemable Stock, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness incurred in violation of Section 4.06 hereof and (i) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                  "SGSI" means Southwest Gaming Services, Inc.

                  "SSI" means Sunset Station, Inc.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Notes.

                  "SUBSIDIARY" of a person means any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such person or by one or more of the other subsidiaries of that person (or a combination thereof); provided that with respect to any such corporation, association, partnership, limited liability company or other business entity of which no more than 50% of the total Voting Stock is so owned or controlled, then such corporation, association, partnership, limited liability company or other business entity shall not be deemed to be a subsidiary of such person unless such person has the power to direct the policies or management of such corporation, association, partnership, limited liability company or other business entity.

                  "SUBSIDIARY" means any subsidiary of the Company.

                  "SWSI" means Southwest Services, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is first qualified under the TIA, except as provided in Section 9.03.

                  "TRANSFER RESTRICTED SECURITY" means a security that bears or is required to bear the legend set forth in Section 2.06(g) hereof.

                  "TRUSTEE" means the person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

                  "TRUST OFFICER" means the Chairman of the Board, the President or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "TSI" means Texas Station, Inc.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary (other than PSHC, BSI, SCRSI, KCSC, TSI, SGSI and SWSI or any successor to any of them) that at the time of determination shall be designated by the Board of Directors of the Company as an Unrestricted Subsidiary of the Company by a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent and so long as such Subsidiary (and any Subsidiary of such Subsidiary): (a) has no Indebtedness other than Qualified Non-Recourse Debt; (b) is a person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.05; provided, further, however, that the Company or any of its Restricted Subsidiaries may execute a Completion Guarantee and Keep-Well Agreement for an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility, and the execution and performance (if such performance is permitted under Section 4.05 and Section 4.06) of such Completion Guarantee and Keep-Well Agreement shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.05. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company shall be in Default of such section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.06, and (ii) no Default or Event of Default would be in existence following such designation.

                  "VOTING STOCK" means any class of Capital Stock of any person then outstanding normally entitled (without regard to the occurrence of any contingency) to vote in the elections of directors, managers, managing partners or trustees.

         Section 1.02.     OTHER DEFINITIONS.


                  Term                                                                       Defined in Section
                  ----                                                                       ------------------
"Accredited Investor"                                                                                 2.01
"Bankruptcy Law"                                                                                      6.01
"Custodian"                                                                                           6.01
"DTC"                                                                                                 2.03
"Event of Default"                                                                                    6.01
"Legal Holiday"                                                                                      11.07
"Paying Agent"                                                                                        2.03
"Payment Blockage Period"                                                                            10.03
"QIB"                                                                                                 2.01



                  Term                                                                       Defined in Section
                  ----                                                                       ------------------

"Registrar"                                                                                           2.03
"Repurchase Date"                                                                                     4.12
"Repurchase Offer"                                                                                    4.12
"Repurchase Price"                                                                                    4.12
"Restricted Investment"                                                                               4.05
"Restricted Payment"                                                                                  4.05
"U.S. Government Obligations"                                                                         8.01


         Section 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

                  "OBLIGOR" on the Notes means the Company and any other obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.04.     RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (3)      "or" is not exclusive;

                           (4) words in the singular include the plural, and in the plural include the singular; and

                           (5) provisions apply to successive events and transactions.

                                   ARTICLE 2.
                                    THE NOTES

         Section 2.01.     FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage which do not amend or conflict with the terms of the Notes. Each Note shall be dated the date of its authentication. The Notes will be unsecured general obligations of the Company. The aggregate principal amount of the Series A Notes shall be no greater than $375,000,000; if the Series B Notes are issued, the aggregate principal amount of the Series A Notes then outstanding shall be reduced by the aggregate principal amount of the Series B Notes so issued. The Notes shall be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Company shall deliver to the Trustee a printed form of Note.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) RULE 144A GLOBAL NOTES. Notes offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) REGULATION S GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository certifying that it has received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary

Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (c) GLOBAL NOTES IN GENERAL. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  (d) BOOK-ENTRY PROVISIONS. This Section 2.01(d) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d) and Section 2.02, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

                  Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Note Custodian as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Note Custodian from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (e) CERTIFICATED NOTES. Notes issued to accredited investors as defined in Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act ("Accredited Investors") who are not QIBs and other Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

         Section 2.02.     EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate the Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes upon a written order of the Company signed by two Officers. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         Section 2.03.     REGISTRAR; PAYING AGENT; DEPOSITORY; NOTE CUSTODIAN.

                  The Company shall maintain in the county where the principal corporate office of the Trustee is located and in such other locations as it shall determine (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar upon thirty (30) days' notice to the Trustee. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  The Company shall, if the Notes are listed on the New York Stock Exchange, designate as authenticating agent, co-registrar and Paying Agent with respect to the Notes a bank or trust company in good standing, organized under the laws of the United States of America or any State, doing business in or having a correspondent relationship with a bank or trust company doing business in the Borough of Manhattan, City of New York, State of New York, and having a capital and surplus (including subordinated capital notes and earned surplus) aggregating at least $10,000,000 (except with respect to Article 8, in which case the Paying Agent (if other than the Trustee) shall have a capital and surplus (including subordinated capital notes and earned surplus) aggregating at least $100,000,000). Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to the authentication and issuance of the Notes, or their transfer, other than the authentication and issuance of Notes upon original issue or in cases of Notes mutilated, destroyed, lost or stolen, such act may be performed by the authenticating agent and co-registrar, notwithstanding anything in this Indenture to the contrary. Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to payment of the principal of (and premium, if any) or interest on the Notes, such acts may be performed by the Paying Agent, notwithstanding anything in this Indenture to the contrary.

                  The Company covenants that whenever necessary to avoid or fill a vacancy in the office of authenticating agent, co-registrar and Paying Agent, the Company will appoint a successor authenticating agent, co-registrar and Paying Agent so that there shall, at all times that the Notes are listed for trading on the New York Stock Exchange, be one or more offices or agencies in the Borough of Manhattan, City of New York, State of New York, acceptable to the New York Stock Exchange, where Notes may be presented or surrendered for payment and where Notes may be surrendered for registration of transfer or exchange.

                  In case, at the time of the appointment of a successor to the authenticating agent, any of the Notes shall have been authenticated but not delivered, any such successor may adopt the certificate of authentication of the original authenticating agent or of any successor to it as authenticating agent hereunder, and deliver such Notes so authenticated; and in case at any time any of the Notes shall not have been authenticated, any successor to the authenticating agent by merger or consolidation may authenticate such securities either in the name of its predecessor hereunder or in the name of the successor authenticating agent; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication shall have.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

         Section 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, interest or Liquidated Damages, if any, on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

         Section 2.05.     NOTEHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company and any other obligor shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, but in any event at least semi-annually, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         Section 2.06.     TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same type of Global
Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to persons required to take delivery thereof in the form of an interest in another type of Global Note shall be permitted as follows:

                           (i) RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depository (or the Note Custodian) wishes to transfer its interest in such Rule 144A Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global
         Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                           (ii) REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository (or the Note Custodian) wishes to transfer its interest in such Regulation S Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) written instructions from the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the person transferring such interest in a Regulation S Global Note reasonably believes that the person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global

         Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

                  (b) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. When Certificated Notes are presented by a Holder to the Registrar with a request:

                           (x) to register the transfer of the Certificated Notes; or

                           (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

                           (ii) in the case of a Certificated Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Transfer Restricted Security is
                  being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                                    (B) if such Transfer Restricted Security is
                  being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                                    (C) if such Transfer Restricted Security is
                  being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (c) TRANSFER OF A BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE FOR A CERTIFICATED NOTE.

                           (i) Any person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                                    (A) if such beneficial interest is being
                  transferred to the person designated by the Depository as being the beneficial owner, a certification to that effect from such person (in substantially the form of Exhibit B-4 hereto);

                                    (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); or

                                    (C) if such beneficial interest is being
                  transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                           (ii) Certificated Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

                  (d) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (e) TRANSFER AND EXCHANGE OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. Holders of Certificated Notes may offer, resell, pledge or otherwise transfer such Notes only pursuant to an effective registration statement under the Securities Act, inside the United States to a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or to the Company, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

                  When Certificated Notes are presented by a Holder to the Registrar with a request (x) to register the transfer of the Certificated Notes or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, which instructions, if applicable, shall direct the Trustee
         (A) to cancel any Certificated Note being exchanged for another Certificated Note or a beneficial interest in a Global Note in accordance with Section 2.11 hereof, and (B) to make, or to direct the Registrar to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note; and

                           (ii) such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Certificated Note is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto); or

                                    (B) if such Certificated Note is being
                  transferred to a QIB in accordance with Rule 144A, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the

                  Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto).

                  (f) AUTHENTICATION OF CERTIFICATED NOTES IN ABSENCE OF DEPOSITORY. If at any time:

                           (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company delivers to the Trustee an Officers' Certificate or an order signed by two Officers of the Company notifying the Trustee that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g) LEGENDS.

                           (i) Except as permitted by the following paragraphs
         (ii), (iii) and (iv), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (each a "Transfer Restricted Security"):

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION

                  REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY,
                  (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                    (A) in the case of any Transfer Restricted
                  Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                                    (B) in the case of any Transfer Restricted
                  Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                           (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                                    (A) in the case of any Transfer Restricted
                  Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                    (B) in the case of any Transfer Restricted
                  Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

                           (iv)     Notwithstanding the foregoing, upon
         consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Transfer Restricted Security directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes or (C) a person who is an affiliate (as defined in Rule 144 of the Securities Act) of the Company.

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for an interest in another Global Note or for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.12 and 9.05 hereof).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                           (v)      The Company shall not be required:

                                    (A) to issue, to register the transfer of or
                  to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                                    (B) to register the transfer of or to
                  exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                                    (C) to register the transfer of or to
                  exchange a Note between a record date and the next succeeding interest payment date.

                           (vi)     Prior to due presentment for the
         registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes, and for all other purposes whatsoever, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section
         2.02 hereof.

                  The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit B-1, B-2, B-3, B-4 or B-5 hereto, and other certificates and opinions received pursuant to this Section
2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Security absent actual knowledge of such transfer.

         Section 2.07.     REPLACEMENT NOTES.

                  If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the

Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         Section 2.08.     OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         Section 2.09.     TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor or an Affiliate of the Company or any other obligor shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or Affiliate, as the case may be.

         Section 2.10.     TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes without charge to the Noteholders.

         Section 2.11.     CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

         Section 2.12.     DEFAULTED INTEREST.

                  If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, if any, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date and amount of such interest to be paid.

         Section 2.13.     CUSIP NUMBER.

                  The Company in issuing the Notes may use a "CUSIP" number and if so the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

         Section 2.14.     EXCHANGE REGISTRATION.

                  In the event that the Company delivers to the Trustee a copy of an order of effectiveness or a certification of the Company with respect to such effectiveness with respect to the Exchange Offer, the Trustee shall, at the Company's expense, notify the Holders of the receipt of such order of effectiveness or certification and upon the request of any Holder shall exchange such Holder's Series A Notes for Series B Notes upon the terms set forth in the Exchange Offer.

                                   ARTICLE 3.
                                   REDEMPTION

         Section 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem the Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed.

                  The Company shall give each notice provided for in this Section at least 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee);

PROVIDED, HOWEVER, that the Trustee shall have no liability to any Holder if it deems such shorter notice period satisfactory to it.

         Section 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  Except as provided below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed on a pro rata basis or by lot among the Holders of the Notes in accordance with a method the Trustee considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

                  The amount of Notes shall be calculated as the aggregate principal amount of Notes originally issued hereunder less the aggregate principal amount of any Notes previously redeemed. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company of the Notes or portions of Notes to be called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 3.03.     NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail, postage prepaid a notice of redemption to each Holder whose Notes are to be redeemed at its address of record.

                  The notice shall identify the Notes to be redeemed and shall state:

                           (1)      the redemption date;

                           (2)      the redemption price;

                           (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                           (4)      the name and address of the Paying Agent;

                           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

                           (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and that if a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date; and

                           (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. Unless the Company defaults in making the redemption payment, on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Note.

         Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  No later than 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

         Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07.     MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

                  Notwithstanding any other provision of this Article 3, if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner's Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner's Notes at the lesser of (x) the principal amount thereof or (y) the price at which the Notes were acquired by such owner, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of the finding of unsuitability by such Gaming Authority.

                                   ARTICLE 4.
                                    COVENANTS

         Section 4.01.     PAYMENT OF NOTES.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) holds on that date money in immediately available funds designated for and sufficient to pay all principal and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on
(i) overdue principal at the rate borne by the Notes compounded semiannually; and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate, compounded semiannually.

         Section 4.02.     SEC REPORTS, FINANCIAL REPORTS.

                  The Company shall file with the Trustee and shall provide Holders within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Sections 13(a) and 13(c) or 15(d) of the Exchange Act. The Company will continue to file with the SEC and the Trustee, and to provide to Holders, on the same timely basis such reports, information and other documents as the Company would be required to file with the SEC as if the Company were subject to the requirements of such Sections 13(a) and 13(c) or 15(d) of the Exchange Act, notwithstanding that the Company may no longer be subject to Section 13(a) and 13(c) or 15(d) of the Exchange Act and that the Company would be entitled not to file such reports, information and other documents with the SEC. In addition, if the Company has any Unrestricted Subsidiaries at such time, it shall also file with the Trustee, and provide to the Holders, on the same timely basis, all quarterly and annual financial statements (which statements may be unaudited) that would be required by Forms 10-Q and 10-K if the Company did not have such Unrestricted Subsidiaries.

                  The Company also shall comply with the provisions of TIA
Section 314(a). The Company shall timely comply with its reporting and filing obligations under applicable federal securities law. For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to the Holders and to prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Section 4.03.     COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which currently is December
31), an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited, or if such event has occurred, a description of the event.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Company's independent public accountants which has been previously applied (a copy of which shall be delivered to the Trustee), the audited financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument governing other Indebtedness of the Company aggregating in excess of $5,000,000, an Officers' Certificate specifying such Default, Event of Default or default.

         Section 4.04.     STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.05.     RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                  Unless the Notes are rated the Required Rating (during which such time this Section 4.05 will not be in effect), the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                           (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or retire for value, any Capital Stock of the Company or of any Restricted Subsidiary, other than, in the case of the Company, through the issuance (as a dividend or stock split thereon or in exchange therefor) solely of the Company's own Capital Stock (excluding Exchangeable Stock or Redeemable Stock) and, in the case of a Restricted Subsidiary, with respect to shares of its Capital Stock that are owned solely by the Company or a wholly-owned Restricted Subsidiary;

                           (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to scheduled principal payment or maturity, Subordinated Indebtedness; or

                           (iii) incur, create, assume or suffer to exist any guarantee of Indebtedness of, or make any loan or advancement to, or other investment in, any Affiliate or Related Person of the Company or a Restricted Subsidiary, other than the Company or a Restricted Subsidiary;

(such payments or any other actions described in clauses (i) and (ii), a "Restricted Payment," and in clause (iii), a "Restricted Investment"), unless:

                                    (A) at the time of and after giving effect
                  to the proposed Restricted Payment or Restricted Investment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing; and

                                    (B) at the time of and after giving effect
                  to the proposed Restricted Payment or Restricted Investment (the value of which, if in a form other than cash, shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), the aggregate amount of all Restricted Payments and Restricted Investments declared or made after June 2, 1993, shall not exceed the sum of, without duplication,

                           (1) 50% of the cumulative Consolidated Net Income of the Company (or if such cumulative Consolidated Net Income shall be a loss, 100% of such loss) accrued after June 2, 1993;

                           (2) an amount equal to the Net Proceeds received by the Company from the issuance and sale (other than to a Subsidiary) after June 2, 1993 of Capital Stock (excluding Exchangeable Stock, Redeemable Stock and Capital Stock issued in exchange for previously outstanding shares of Capital Stock if such exchange did not constitute a Restricted Payment);

                           (3) $15,000,000; and

                           (4) an amount equal to 50% of any dividends received by and 100% of any Restricted Investments which are returned or repaid to (in each case, to the extent not included in Consolidated Net Income of the Company) the Company or a wholly-owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company;

PROVIDED, HOWEVER, that Net Proceeds received from the sale of the stock of PSHC, BSI, TSI, SSI, KCSC, SCRSI, SGSI or SWSI, or any successor or assignee thereof, by the Company shall not be included in clause (2) above.

                  For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company or any Subsidiary, such dividend shall be deemed to be paid at the date of declaration, and the subsequent payment of such dividend during such 60-day period shall not be treated as an additional Restricted Payment.

                  Notwithstanding the foregoing, the provisions of this Section
4.05 will not prevent the following Restricted Payments or Restricted
Investments: (a) payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Section; (b) Restricted Investments, which together with all other Restricted Investments since June 2, 1993, do not exceed $20,000,000 in the aggregate, provided that after giving effect to each such Restricted Investment (as if it had occurred on the first day of such period) the pro forma Consolidated Coverage Ratio of the Company, calculated cumulatively for the four most recent consecutive fiscal quarters of the Company and ending prior to the date of the latest Restricted Investment, shall be greater than 2.00 to 1.00;
(c) the redemption or repurchase of any Capital Stock or Indebtedness of the Company or any of its Restricted Subsidiaries solely to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss or to secure the grant or establishment of any gaming license or other right to conduct lawful gaming operations; and (d) so long as no Default or Event of Default has occurred and is continuing, the incurrence, creation, assumption or suffering to exist of any Qualified Guarantee, provided that, with respect to this clause (d), the amounts available to make Restricted Payments or Restricted Investments pursuant to clause (B) above shall be reduced only by the amount that becomes due on the Indebtedness that is guaranteed in accordance with the terms of such Indebtedness and that is paid by the Company or any of its Restricted Subsidiaries, and, if and for so long as an event of default occurs and is continuing with respect to such Indebtedness, by the entire aggregate principal amount of such Indebtedness then outstanding.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; PROVIDED that in no event shall the business currently operated by PSHC, BSI, SCRSI, TSI, SGSI or SWSI, or the business operated by KCSC (or its Affiliates) at the Station Casino Kansas City property located in Kansas, City, Missouri, be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under this Section 4.05. All such outstanding investments will be deemed to constitute investments in an amount equal to the fair market value of such investments at the date of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  Prior to making any Restricted Payment or Restricted Investment, the Company will deliver to the Trustee an Officers' Certificate (dated the date of such proposed payment or investment) stating (i) that such proposed payment or investment will be in compliance with this Section 4.05 and
(ii) no Default or Event of Default under this Indenture has occurred or will occur as a result of such proposed payment or investment.

         Section 4.06.     LIMITATION ON INDEBTEDNESS.

                  Unless the Notes are rated the Required Rating (during which such time this Section 4.06 will not be in effect), the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise in any manner become liable, directly or indirectly, with respect to any Indebtedness, except, without duplication, for (i) the incurrence by the Company's Unrestricted Subsidiaries of Qualified Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Qualified Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; (ii) FF&E Financing incurred by the Company or its Restricted Subsidiaries, (iii) the Notes, (iv) the Existing Senior Subordinated Notes, (v) provided no Event of Default shall have occurred and be continuing, other Indebtedness of the Company and its Restricted Subsidiaries in an amount not to exceed $15,000,000 in aggregate principal amount, (vi) additional Indebtedness of the Company and its Restricted Subsidiaries, if at the time of the incurrence of such Indebtedness, the pro forma Consolidated Coverage Ratio of the Company, calculated cumulatively for the four most recent consecutive fiscal quarters of the Company and ending prior to the date of incurrence (the "Reference Period"), is not less than 2.00 to 1.00, after giving effect to (A) the incurrence of such Indebtedness as if such Indebtedness was incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period and, (B) the acquisition or disposition of any company or business acquired or disposed of by the Company or any Restricted Subsidiary since the first day of the Reference Period, including any acquisition or disposition which will be consummated contemporaneously with the incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period, (vii) Permitted Refinancing Indebtedness,
(viii) Indebtedness incurred under the Bank Facility not to exceed the greater of (A) $200 million or (B) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is incurred, provided that the exception in this clause (viii) shall not be applicable to any Indebtedness incurred in refinancing the Bank Facility if the managing agent for the lenders of such refinancing Indebtedness is a person other than a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities, (ix) Interest Rate Protection Agreements of the Company or any Restricted Subsidiary covering solely Indebtedness of the Company or any Restricted Subsidiary which is otherwise permitted to be incurred pursuant to this paragraph, (x) Indebtedness to the Company or a wholly-owned Restricted Subsidiary or (xi) to the extent that such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of a Completion Guarantee and Keep-Well Agreement.

                  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) of the first paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses. The Company may reclassify such Indebtedness from time to time in its sole discretion.

         Section 4.07.     LIMITATION ON CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES.

                  The Company will not permit any Restricted Subsidiary to issue any Capital Stock to any person (other than to the Company or any wholly-owned Restricted Subsidiary) that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of liquidation, dissolution or winding-up of such Restricted Subsidiary or with respect to dividends of such Restricted Subsidiary.

         Section 4.08.     CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary, if any, in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine in good faith, which determination shall be evidenced by a board resolution, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

         Section 4.09.     TAXES.

                  The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         Section 4.10.     INVESTMENT COMPANY ACT.

                  The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         Section 4.11.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  Unless the Notes are rated the Required Rating (during which such time this Section 4.11 will not be in effect), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service), pursuant to which the Company or any Restricted Subsidiary shall receive or render value exceeding $1,000,000, with any Affiliate or Related Person of the Company or of the Existing Equity Holders (other than the Company or a wholly-owned Restricted Subsidiary of the Company), unless (i) the terms of such business, transaction or series of related transactions are (A) set forth in writing and (B) fair and reasonable to the Company or such Restricted Subsidiary, and no less favorable to the Company or such Restricted Subsidiary, as the case may be, as terms that would be obtainable at the time for a comparable transaction or series of related transactions with an unrelated third person and (ii) the disinterested directors of the Board of Directors of the Company have, by resolution, determined in good faith that such business or transaction or series of related transactions meets the criteria set forth in (i) (B) above, which determination shall be conclusive and (iii) with respect to any transaction or series of related transactions otherwise permitted under this paragraph pursuant to which the Company or any Restricted Subsidiary shall receive or render value exceeding $15,000,000, such transaction or series of related transactions shall not be permitted unless, prior to consummation thereof, the Company shall have received an opinion, from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries shall be entitled to provide management services to an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility, provided that the Company or such Restricted Subsidiary, as the case may be, is reimbursed by the Unrestricted Subsidiary for all costs and expenses (including without limitation payroll) it incurs in providing such services.

         Section 4.12.     CHANGE OF CONTROL AND RATING DECLINE.

                  Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a repurchase price in cash (the "Repurchase Price") equal to 101% of the principal amount thereof, plus Liquidated Damages, if any, and accrued interest to the date of repurchase.

                  Within 30 days following the date of a Change of Control Triggering Event, the Company shall mail a notice to each Holder at its last registered address, with a copy to the Trustee, of the Company's offer to repurchase (the "Repurchase Offer") Notes pursuant to this Section 4.12. The Repurchase Offer shall remain open from the time of mailing of such notice until the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date of such mailing) (the date on which the Repurchase Offer closes being the "Repurchase Date"). The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                           (i) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase thereof;

                           (ii) the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

                           (iii)    the Repurchase Date;

                           (iv) that any Note not tendered will continue to accrue interest;

                           (v) that, unless the Company defaults in paying the Repurchase Price, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest from and after the Repurchase Date;

                           (vi) that Holders electing to have a Note purchased pursuant to the Repurchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Repurchase Date;

                           (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing such Holder's election to have such Notes repurchased; and

                           (viii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  If any consent under the Bank Facility is necessary to permit the Company to effect the Repurchase Offer, the Company will (i) repay in full or offer to repay in full all

Indebtedness under the Bank Facility or (ii) obtain the requisite consent under the Bank Facility; PROVIDED, HOWEVER, that the failure to repay such Indebtedness or obtain such consent will not in any event excuse any failure by the Company to perform its obligations under this Section 4.12.

                  On the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Repurchase Offer and (ii) deliver to the Trustee Notes so tendered together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Repurchase Price. The Trustee shall promptly authenticate and mail or deliver to each Holder who tendered a Note a new Note or Notes equal in principal amount to any untendered portion of the Note surrendered. The Paying Agent shall invest funds deposited with it pursuant to this Section 4.12 for the benefit of, and at the written direction of, the Company to the Repurchase Date.

         Section 4.13. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  Unless the Notes are rated the Required Rating (during which such time this Section 4.13 will not be in effect), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in, or measured by, its profits, or pay any interest or principal due on Indebtedness owed to the Company or any of its Restricted Subsidiaries;
(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, other than (a) any such encumbrance or restriction imposed by any Gaming Authority, (b) any encumbrance or restriction existing on July 7, 2000 contained in the Bank Facility relating to Indebtedness that does not exceed the greater of (1) $200 million or (2) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is incurred, (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness (other than Indebtedness incurred in anticipation of, as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company) incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company and outstanding on such date; (d) any pledge by the Company or a Restricted Subsidiary of the stock of an Unrestricted Subsidiary if such pledge is made in connection with the incurrence of Qualified Non-Recourse Debt by such Unrestricted Subsidiary; and (e) any encumbrance or restriction pursuant to an agreement relating to Indebtedness issued to repay or amend Indebtedness referred to in clause (b), (c) or (e) of this paragraph, PROVIDED, HOWEVER, that any such encumbrance or restriction is no less favorable to the Noteholders than encumbrances and restrictions contained in agreements relating to the Indebtedness so repaid or amended, and PROVIDED FURTHER, that in the event that Indebtedness is issued to repay or amend the Bank Facility, the aggregate principal amount of such Indebtedness shall not exceed the greater of (A) $200 million or (B) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is issued.

         Section 4.14.     RESTRICTION ON LAYERING DEBT.

                  The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the Notes.

                                   ARTICLE 5.
                                   SUCCESSORS

         Section 5.01.     WHEN COMPANY MAY MERGE, ETC.

                  The Company shall not consolidate with or merge with or into any other entity (other than with a wholly-owned Restricted Subsidiary, provided the Company is the continuing corporation) or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) to any entity, unless:

                           (i)      either (a) the Company shall be the
         continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, conveyance, assignment, transfer, lease or disposition, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed;

                           (ii) immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing;

                           (iii) immediately after giving effect to any such transaction involving the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (if it is the continuing corporation) or such other entity could incur at least $1.00 of additional Indebtedness pursuant to Section 4.06(vi); and

                           (iv) immediately thereafter, the Company (if it is the continuing corporation) or such other entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

         Section 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         Section 6.01.     EVENTS OF DEFAULT.

                  An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 30 days after the date due and payable, whether or not such payment is prohibited by Article 10;

                  (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon optional redemption of the Notes by the Company, upon exercise by the Holder of the Repurchase Offer upon a Change of Control Triggering Event, upon declaration or otherwise, whether or not such payment is prohibited by Article 10;

                  (c) the Company fails to observe, perform or comply with
Article 5;

                  (d) the Company fails to observe, perform or comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of notice of Default from the Trustee or the Holders of at least 25% in principal amount of the Notes;

                  (e) the Company fails, after any applicable grace period, to make any payment of principal of, premium in respect of, or interest on, any Indebtedness when due, or any Indebtedness of the Company or any of its Restricted Subsidiaries is accelerated because of a default and the aggregate principal amount of such Indebtedness with respect to which any such failure to pay or acceleration has occurred exceeds $10,000,000 or its foreign currency equivalent;

                  (f) any encumbrance or restriction of the type described in
Section 4.13 becomes applicable to any Restricted Subsidiary;

                  (g) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case,

                                    (B) consents to the entry of an order for
                  relief against it in an involuntary case,

                                    (C) consents to the appointment of a
                  Custodian of it or for all or substantially all of its property,

                                    (D) makes a general assignment for the
                  benefit of its creditors, or

                                    (E) admits in writing its inability
                  generally to pay its debts as the same become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company or any
                  Restricted Subsidiary in an involuntary case,

                                    (B) appoints a Custodian of the Company or
                  any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                                    (C) orders the liquidation of the Company or
                  any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                  (i) one or more judgments, orders or decrees are rendered against the Company or any of its Restricted Subsidiaries in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) and are not discharged for a period of 60 days during which a stay of enforcement of such judgments, orders or decrees, by reason of a pending appeal or otherwise, is not in effect; or

                  (j) any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino-hotel owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the

Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium (or, in the event that the Company would not be permitted to redeem the Notes pursuant to paragraph 5 of the Notes, the premium payable on the first date thereafter on which such redemption would be permissible) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

         Section 6.02.     ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the unpaid principal of and all accrued and unpaid interest, Liquidated Damages, if any, and premium, if any, on the Notes to be immediately due and payable. Upon such declaration, the principal, interest, Liquidated Damages, if any, and premium, if any, shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except non-payment of principal or interest that has become due solely because of the acceleration.

         Section 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04.     WAIVER OF PAST DEFAULTS.

                  The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of any Note.

         Section 6.05.     CONTROL BY MAJORITY.

                  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

         Section 6.06.     LIMITATION ON SUITS.

                  A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         Section 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Section 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment as permitted under applicable law in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company or any other obligor or their respective creditors or property. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         Section 6.10.     PRIORITIES.

                  Subject to Article 10 hereof, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:


                  First:            to the Trustee for amounts due under Section 7.07;

                  Second:           to Noteholders for amounts due and unpaid on the Notes for principal,  interest and Liquidated Damages, if any, ratably,  without preference or priority of any kind,  according  to the amounts  due and  payable on the Notes for  principal, interest and Liquidated Damages, if any, respectively; and

                  Third:            to the  Company or any other  obligors  on the Notes,  as their  interests  may appear, or as a court of competent jurisdiction may direct.


                  The Trustee may fix a record date and payment date for any payment to Noteholders.

         Section 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

         Section 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risks or liability is not reasonably assured to it.

         Section 7.02.     RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

         Section 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

         Section 7.05.     NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Note holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after the reporting date stated in Section 11.10, the Trustee shall, to the extent required, mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed of which the Company has notified the Trustee in writing. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

         Section 7.07.     COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time upon demand by the Trustee reasonable compensation established by the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 7.08.     REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee by notice to the Trustee if:

                           (1)      the Trustee fails to comply with Section
         7.10;

                           (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (3) a Custodian or public officer takes charge of the Trustee or its property; or

                           (4) the Trustee becomes otherwise incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         Section 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 11.10. The Trustee is subject to TIA
Section 310(b), including the optional provision permitted by the proviso in the second sentence of TIA Section 310(b).

         Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                            DISCHARGE OF INDENTURE

         Section 8.01.     TERMINATION OF COMPANY'S OBLIGATIONS.

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.03, and application of funds to the payment of Notes, shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation, and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03) if:

                           (1) the Company irrevocably deposits in trust with the Trustee money or non-callable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, as certified by an Officers' Certificate, to pay principal of, Liquidated Damages, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; and

                           (2) the Company delivers to the Trustee an Opinion of Counsel satisfactory to the Trustee that the Holders of the Notes should not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03 and 8.04 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and
8.03 shall survive.

                  After a deposit made pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

                  "U.S. Government Obligations" means direct obligations of the United States of America, or obligations unconditionally guaranteed by the United States of America, for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal of or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         Section 8.02.     APPLICATION OF TRUST MONEY.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest and Liquidated Damages, if any, on the Notes.

         Section 8.03.     REPAYMENT TO COMPANY.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, Liquidated Damages, if any, or interest on any Note that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         Section 8.04.     REINSTATEMENT.

                  If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority (other than any order of the Nevada Gaming Commission restricting the payment of such money to any particular Holder) enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; PROVIDED, HOWEVER, that if the Company makes any payment of principal of, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the right of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                                   AMENDMENTS

         Section 9.01.     WITHOUT CONSENT OF HOLDERS.

                  The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

                           (1)      to cure any ambiguity, defect or
         inconsistency;

                           (2)      to comply with Section 5.01;

                           (3) to comply with any requirements of the SEC in connection with the qualification or requalification of this Indenture under the TIA;

                           (4) to provide for uncertificated Notes in addition to certificated Notes; or

                           (5) to make any change that does not adversely affect the rights hereunder of any Noteholder.

         Section 9.02.     WITH CONSENT OF HOLDERS.

                  Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

                  However, without the consent of each Noteholder affected, an amendment or waiver under this Section may not:

                           (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                           (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note;

                           (3) the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

                           (4) make any Note payable in money other than that stated in the Note;

                           (5)      make any change in Section 6.04, 6.07 or
         9.02 (this sentence only); or

                           (6) a default in the payment of the principal of, or Liquidated Damages, if any, or interest on, any Note.

                  To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

         Section 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         Section 9.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver (or before such later date as may be required by law or stock exchange rule).

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

                  After an amendment or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same Indebtedness as the consenting Holder's Note.

         Section 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Section 9.06.     TRUSTEE PROTECTED.

                  The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. As a condition to executing or accepting any supplemental indenture, the Trustee may request and rely on an Opinion of Counsel and an Officers' Certificate stating that such supplemental indenture is permitted hereunder and all conditions precedent have been complied with, in the form set forth in Sections 11.04 and 11.05.

                                   ARTICLE 10.
                                  SUBORDINATION

         Section 10.01.    NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including for all purposes of this Article 10, all repurchase and redemption obligations with respect to the Notes, is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  Only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. This Article 10 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists, assuming in the case of the Bank Facility that all conditions precedent to any such advance could be satisfied.

         Section 10.02.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  Upon any payment or distribution, whether of cash, securities or other property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

                           (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest or Liquidated Damages, if any, on, or any other distribution with respect to, the Notes; and

                           (2) until the Senior Indebtedness is paid in full as provided in clause (1) above, any distribution to which Holders would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive shares of stock and debt securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Notes.

                  Upon any distribution of assets of the Company referred to in this Section 10.02, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section
10.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.02, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such person under this Section 10.02, and, if such evidence is not furnished, the Trustee may defer any payment to such person (or to the Noteholder) pending judicial determination as to the right of such person to receive such payment.

         Section 10.03.    DEFAULT ON SENIOR INDEBTEDNESS.

                  No direct or indirect payment by or on behalf of the Company under the Notes shall be made if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and in the case of this clause (ii) the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company may make any such direct or indirect payment under the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the Notes, the date of such acceleration, no direct or indirect payment may be made by the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Notes during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event will a Payment Blockage Period extend beyond 179 days from the date such payment upon or in respect of the Notes was due, and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Company. For all purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         Section 10.04.    WHEN DISTRIBUTION MUST BE PAID OVER.

                  In the event that the Company shall make any payment to the Trustee pursuant to the Notes at a time when such payment is prohibited by
Section 10.02 or 10.03, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  If a distribution is made to Holders that because of this
Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

         Section 10.05.    NOTICE BY COMPANY.

                  The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers' Certificate of the Company delivered to a Trust Officer and the Paying

Agent of any facts known to the Company that would cause a payment under the Notes of principal of or interest or Liquidated Damages, if any, on the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 10.

         Section 10.06.    SUBROGATION.

                  After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the Notes are paid in full pursuant to the Notes and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

         Section 10.07.    RELATIVE RIGHTS.

                  This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture (but subject to the provisions of paragraph 5 of the Notes) shall:

                           (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                           (2) affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

                           (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

                           (4) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

         Section 10.08.    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

                  No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes and this Article 10 shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

         Section 10.09.    DISTRIBUTION OR NOTICE TO REPRESENTATIVES.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

         Section 10.10.    RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding Section 10.02 or 10.03, the Trustee or any Paying Agent may continue to make payments of principal of or interest on the Notes unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under Section 10.02 or
10.03 and that any payment under the Notes would violate this Article 10. Only the Company or a Representative with respect to or holders of a least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice. Nothing contained in this Section 10.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 10.04.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder, except as otherwise provided by the TIA.

         Section 10.11. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

                  Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 10.10, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payment without liability or obligation to the Senior Indebtedness.

         Section 10.12.    APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

                  Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in
Section 10.02 or 10.03 to the extent provided therein, payments at any time pursuant to the Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations received from the Company and held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Notes as to which notice of redemption shall have been given, to the payment of or on account of the principal of or interest or Liquidated Damages, if any, on the Notes if, at the time such notice was given, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10 or (iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations deposited with it by the Company under Article 8 hereof to the payment of or on account of the principal of or interest or Liquidated Damages, if any, on the Notes if, at the time of such deposit, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10.

         Section 10.13.    TRUSTEE'S COMPENSATION NOT PREJUDICED.

                  Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee pursuant to Section 7.07.

         Section 10.14.    OFFICERS' CERTIFICATE.

                  If there occurs any event referred to in Section 10.02, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

         Section 10.15.    CERTAIN PAYMENTS.

                  Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any Notes pursuant to paragraph 5 of the Notes or otherwise purchasing any Notes pursuant to any legal requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Holders of payments of principal of and interest and Liquidated Damages, if any, on the Notes as provided in Section 8.02.

         Section 10.16.    NAMES OF REPRESENTATIVES.

                  The Company shall from time to time, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

         Section 10.17. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                  The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

         Section 10.18. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

                  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. No provision in any supplemental indenture which modifies this Article 10 in any manner adverse to the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing such Senior Indebtedness.

         Section 10.19.    PROOF OF CLAIM.

                  In the event that the Company is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Notes, then any Representative of Designated Senior Indebtedness may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.

         Section 10.20. NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         Section 11.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 11.02.    NOTICES.

                  Any notice or communication by the Company or the Trustee to any of the others is duly given if in writing and delivered in person or mailed by overnight delivery service to the others' addresses stated in Section 11.10. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given when mailed, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

                  If any notice is mailed to the Company in the manner provided above, a copy of such notice shall be mailed, in the manner provided above, to Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, Los Angeles, California 90017, Attention: Kenneth Baronsky, Esq.

                  All other notices or communications shall be in writing.

         Section 11.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company or any other obligor to the Trustee to take any action under this Indenture, the Company or any other obligor, as the case may be, shall furnish to the Trustee:

                           (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 11.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 11.07.    LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of Nevada, New York or California are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 11.08.    NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         Section 11.09.    COUNTERPARTS.

                  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 11.10.    VARIABLE PROVISIONS.

                  The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

                  The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on the first December 31 to occur after the date of this Indenture.

                  The reporting date for Section 7.06 is June 1 of each year. The first reporting date is June 1, 2001.

                  The Trustee shall always have a combined capital and surplus (including subordinated capital notes) of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company's address is:

                           STATION CASINOS, INC.
                           2411 West Sahara Avenue
                           Las Vegas, Nevada 89102

The Trustee's address is:

                           FIRST UNION NATIONAL BANK
                           123 South Broad Street
                           Philadelphia, PA 19109

                           Attention: Corporate Trust Administrator

         Section 11.11. GOVERNING LAW.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         Section 11.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.13. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.14. SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.15. QUALIFICATION OF INDENTURE.

                  The Company shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

         Section 11.16. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

Dated: as of July 7, 2000              STATION CASINOS, INC.


                                       By  /s/ Glenn C. Christenson
                                           ------------------------------------




Dated: as of July 7, 2000              FIRST UNION NATIONAL BANK


                                       By  /s/ John Clapham
                                           ------------------------------------

                                   Exhibit A-1

                                 (Face of Note)

         9 7/8% [Series A] [Series B] Senior Subordinated Notes due 2010

No.                                                       CUSIP No. ___________
                                                               No. $___________
                              STATION CASINOS, INC.

         promises to pay to

         or registered assigns,

         the principal sum of

         Dollars on July 1, 2010

         Interest Payment Dates: January 1 and July 1, commencing January 1,
2001

         Record Dates: December 15 and June 15 (whether or not a Business Day)

                                     Dated:

                                     STATION CASINOS, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

This is one of the Global Notes referred to in the within-mentioned Indenture

FIRST UNION NATIONAL BANK, as Trustee


By:
   --------------------------------------------
           (Authorized Signatory)


                                     A-1-1

                                 (Back of Note)

         9 7/8% [Series A] [Series B] Senior Subordinated Notes due 2010

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.




--------------------------
  THIS PARAGRAPH SHOULD BE INCLUDED ONLY
  IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                     A-1-2

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. STATION CASINOS, INC., a Nevada corporation (the "Company"), which term includes any successor corporation under the Indenture referred to herein), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually on January 1 and July 1 of each year, commencing January 1, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the persons who are registered Holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest and Liquidated Damages, if any, by check payable in such money, which shall be mailed to a Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Certificated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

                  3. PAYING AGENT AND REGISTRAR. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 7, 2000 (the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $375,000,000 in aggregate principal amount. The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness by the Company or any of its Restricted Subsidiaries and the making of Restricted Payments and Restricted Investments by the Company or any of its Restricted Subsidiaries. In addition, the Indenture imposes certain limitations on transactions by the Company or any of its Restricted Subsidiaries with Affiliates and Related Persons and on the ability of the Company or any of its Restricted Subsidiaries to restrict


                                     A-1-3
distributions and dividends from Subsidiaries. The limitations are subject to a number of important qualifications and exceptions.

                  5. OPTIONAL REDEMPTION. The Company may redeem the Notes in whole or in part, at redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below. The Notes may not be so redeemed before July 1, 2005.


                  Year                       Redemption Prices
                  ----                       -----------------
                  2005                             103.703%
                  2006                             102.469%
                  2007                             101.234%
                  2008 and thereafter              100.000%


                  Notwithstanding the foregoing, each Holder by accepting a Note agrees that if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (a) such owner shall, upon request of the Company, dispose of such owner's Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (b) the Company may, at its option, redeem such owner's Notes at the lesser of (i) the principal amount thereof or (ii) the price at which the Notes were acquired by such owner, together with, in either case, Liquidated Damages, if any, and accrued interest to the date of the finding of unsuitability by such Gaming Authority, all as more fully provided in the Indenture.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                  If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

                  7. SUBORDINATION. The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination


                                      A-1-4
provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                  8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes shall be registered, and Notes may only be exchanged, as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Notes or portion of a Note selected for redemption. Also, the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Note to be redeemed.

                  9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, except as provided in paragraph 5 hereof.

                  10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and certain existing defaults may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders in the case of mergers and consolidations of the Company or to make any change that does not adversely affect the rights of any Noteholder.

                  11. DEFAULTS AND REMEDIES. An Event of Default is: default in payment of interest on the Notes for a period of 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or, in the case of the failure to comply with certain specified covenants or agreements, without such notice or passage of time; certain defaults under and acceleration prior to maturity of certain other indebtedness of the Company; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; or a revocation, suspension, termination or involuntary loss of a Gaming License which results in the cessation of operation of the Company's casino business for more than 90 consecutive days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.


                                       A-1-5

                  12. TRUSTEE DEALINGS WITH COMPANY. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  13. CHANGE OF CONTROL. Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), the Holders shall have the right to require that the Company repurchase, and the Company shall commence an offer to repurchase, all of the outstanding Notes at a Repurchase Price in cash equal to 101% of the principal amount of such Notes plus Liquidated Damages, if any, and accrued interest to the repurchase date, upon the terms set forth in the Indenture.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the party named on the signature pages thereof (the "Registration Rights Agreement").

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture, which has in it the text of this
Note in larger type. Request may be made to:

                           STATION CASINOS, INC.
                           2411 West Sahara Avenue
                           Las Vegas, Nevada 89102
                           Attn:  Chief Financial Officer


                                     A-1-6

                                 Assignment Form

 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

---------------------------------------------------------------------------------------------------------
                       (Insert assignee's soc. sec. or tax I.D. no.)

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                   (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        -----------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:
     --------------------------
                                       Your Signature:
                                                      -----------------------------------------------------------
                                                      (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.**/


--------------------------------

** SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17 Ad-15.

                                     A-1-7

                       Option of Holder to Elect Purchase

                  If you want to elect to have this Note repurchased by the Company pursuant to Section 4.12 of the Indenture, check the box: / /

                  If you want to elect to have only part of this Note
repurchased by the Company pursuant to Section 4.12 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000):
$
 -----------------
Date:
     ------------------
                                       Your Signature:
                                                      ---------------------------------------------------------
                                                      (Sign exactly as your name appears on the face of this Note)

                                       Tax Identification No.:
                                                              --------------------------------------------------


Signature Guarantee.*


------------------------

* SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17 Ad-15.

                                     A-1-8

                     SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTES(2)

                  The following exchanges of a part of this Global Note for Certificated Notes have been made:



                                                                        Principal Amount of this        Signature of
                       Amount of decrease in   Amount of increase in          Global Note           authorized officer of
                         Principal Amount of    Principal Amount of     following such decrease        Trustee or Note
Date of Exchange          this Global Note        this Global Note           (or increase)               Custodian
----------------       ----------------------  ----------------------    ---------------------        --------------











------------------------------------
      TO BE INCLUDED ONLY IF THE
      NOTE IS IN GLOBAL FORM.
                                     A-1-9

                                   Exhibit A-2

                (Face of Regulation S Temporary Global Security)

               9 7/8% Series A Senior Subordinated Notes due 2010

No.                                                       CUSIP No. ___________
                                                               No. $___________
                              STATION CASINOS, INC.

         promises to pay to

         or registered assigns,

         the principal sum of

         Dollars on July 1, 2010.

         Interest Payment Dates: January 1 and July 1, commencing January 1,
         2001

         Record Dates: December 15 and June 15 (whether or not a Business Day)

                                            Dated:

                                            STATION CASINOS, INC.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


This is one of the Global Notes referred to in the within-mentioned Indenture

FIRST UNION NATIONAL BANK, as Trustee


By:
    --------------------------------------------
        (Authorized Signatory)


                                    A-2-1

                                 (Back of Note)

               9 7/8% Series A Senior Subordinated Notes due 2010

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).


                                    A-2-2

                  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.


                                    A-2-3

                  This Regulation S Temporary Global Note is issued in respect of an issue of 9 7/8% Senior Subordinated Notes due 2010 (the "Notes") of the Company.

                  Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                  This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of all interest in this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. STATION CASINOS, INC., a Nevada corporation (the "Company," which term includes any successor corporation under the Indenture referred to herein), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing June 1, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the persons who are registered Holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest and Liquidated Damages, if any, by check payable in such money, which shall be mailed to a Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to


                                     A-2-4
principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Certificated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

                  3. PAYING AGENT AND REGISTRAR. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 7, 2000 (the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $375,000,000 in aggregate principal amount. The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness by the Company or any of its Restricted Subsidiaries and the making of Restricted Payments and Restricted Investments by the Company or any of its Restricted Subsidiaries. In addition, the Indenture imposes certain limitations on transactions by the Company or any of its Restricted Subsidiaries with Affiliates and Related Persons and on the ability of the Company or any of its Restricted Subsidiaries to restrict distributions and dividends from Subsidiaries. The limitations are subject to a number of important qualifications and exceptions.

                  5. OPTIONAL REDEMPTION. The Company may redeem the Notes in whole or in part, at redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below. The Notes may not be so redeemed before July 1, 2005.


                  Year                       Redemption Prices
                  ----                       -----------------
                  2005                              103.703%
                  2006                              102.469%
                  2007                              101.234%
                  2008 and thereafter               100.000%

                  Notwithstanding the foregoing, each Holder by accepting a Note agrees that if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (a) such owner shall, upon request of the Company, dispose of such owner's Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (b) the Company may, at its option, redeem such


                                     A-2-5
owner's Notes at the lesser of (i) the principal amount thereof or (ii) the price at which the Notes were acquired by such owner, together with, in either case, Liquidated Damages, if any, and accrued interest to the date of the finding of unsuitability by such Gaming Authority, all as more fully provided in the Indenture.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                  If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

                  7. SUBORDINATION. The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                  8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes shall be registered, and Notes may only be exchanged, as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Notes or portion of a Note selected for redemption. Also, the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Note to be redeemed.

                  9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, except as provided in paragraph 5 hereof.

                  10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and certain existing defaults may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders in the case of mergers and consolidations of the Company or to make any change that does not adversely affect the rights of any Noteholder.


                                     A-2-6

                  11. DEFAULTS AND REMEDIES. An Event of Default is: default in payment of interest on the Notes for a period of 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or, in the case of the failure to comply with certain specified covenants or agreements, without such notice or passage of time; certain defaults under and acceleration prior to maturity of certain other indebtedness of the Company; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; or a revocation, suspension, termination or involuntary loss of a Gaming License which results in the cessation of operation of the Company's casino business for more than 90 consecutive days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  12. TRUSTEE DEALINGS WITH COMPANY. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  13. CHANGE OF CONTROL. Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), the Holders shall have the right to require that the Company repurchase, and the Company shall commence an offer to repurchase, all of the outstanding Notes at a Repurchase Price in cash equal to 101% of the principal amount of such Notes plus Liquidated Damages, if any, and accrued interest to the repurchase date, upon the terms set forth in the Indenture.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the


                                     A-2-7
date of the Indenture, between the Company and the party named on the signature pages thereof (the "Registration Rights Agreement").

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture, which has in it the text of this
Note in larger type. Request may be made to:

                           STATION CASINOS, INC.
                           2411 West Sahara Avenue
                           Las Vegas, Nevada 89102
                           Attn:  Chief Financial Officer


                                     A-2-8

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

                  The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:


                                                                        Principal Amount of this        Signature of
                       Amount of decrease in   Amount of increase in          Global Note           authorized officer of
                         Principal Amount of    Principal Amount of     following such decrease        Trustee or Note
Date of Exchange          this Global Note        this Global Note           (or increase)               Custodian
----------------       ----------------------  ----------------------    ---------------------        --------------


                                     A-2-9

                                   Exhibit B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.06(a)(i) of the Indenture)

FIRST UNION NATIONAL BANK
123 South Broad Street
Philadelphia, PA 19109
Attention: Corporate Trust Administrator


                  Re: 9 7/8% Senior Subordinated Notes due 2010 of Station Casinos, Inc.

                  Reference is hereby made to the Indenture, dated as of July 7, 2000 (the "Indenture"), among Station Casinos, Inc., as issuer (the "Company") and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $_______ principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. B57689AJ2) and held with the Depository in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. U8572MAA7), which amount, immediately after such transfer, is to be held with the Depository.

                  In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Notes was not made to a person in the United States;

                  (2)      either:

                           (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                           (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;


                                     B-1-1

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository.

                  Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Wasserstein Perella & Co., Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      --------------------------
                                      [Insert Name of Transferor]


                                      By: ______________________
                                      Name:
                                      Title:
Dated:_______________, ____

cc:      Station Casinos, Inc.


                                     B-1-2

                                   Exhibit B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)

FIRST UNION NATIONAL BANK
123 South Broad Street
Philadelphia, PA 19109
Attention: Corporate Trust Administrator


                  Re: 9 7/8% Senior Subordinated Notes due 2010 of Station Casinos, Inc.

                  Reference is hereby made to the Indenture, dated as of July 7, 2000, (the "Indenture"), among Station Casinos, Inc., as issuer (the "Company") and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $_______ principal amount of Notes which are evidenced by one or more Regulation S Global Note (CUSIP No. U8572MAA7) and held with the Depository in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. B57689AJ2), to be held with the Depository.

                  In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

/ / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

/ / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or


                                     B-2-1

/ / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Wasserstein Perella & Co., Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      ------------------------------------
                                      [Insert Name of Transferor]


                                      By:_________________________________
                                      Name:
                                      Title:
Dated:  _____________, _____

cc:      Station Casinos, Inc.


                                     B-2-2

                                   Exhibit B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                              OF CERTIFICATED NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)

FIRST UNION NATIONAL BANK
123 South Broad Street
Philadelphia, PA 19109
Attention: Corporate Trust Administrator

                  Re: 9 7/8% Senior Subordinated Notes due 2010 of Station Casinos, Inc.

                  Reference is hereby made to the Indenture, dated as of July 7, 2000 (the "Indenture"), among Station Casinos, Inc., as issuer (the "Company"), and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

/ / the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

/ /      the Surrendered Notes are being transferred to the Company;

                                       or

/ / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

/ / the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;


                                     B-3-1
                                       or

/ / the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Wasserstein Perella & Co., Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                        ---------------------------------
                                        [Insert Name of Transferor]


                                        By: _____________________________
                                        Name:
                                        Title:
Dated:  _____________, _____

cc:      Station Casinos, Inc.


                                     B-3-2

                                   Exhibit B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                              TO CERTIFICATED NOTE

                 (Pursuant to Section 2.06(c) of the Indenture)

FIRST UNION NATIONAL BANK
123 South Broad Street
Philadelphia, PA 19109
Attention: Corporate Trust Administrator

                  Re: 9 7/8% Senior Subordinated Notes due 2010 of Station Casinos, Inc.

                  Reference is hereby made to the Indenture, dated as of July 7, 2000, (the "Indenture"), among Station Casinos, Inc., as issuer (the "Company"), and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $_______ principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. B57689AJ2) or Regulation S Permanent Global Note (CUSIP No. U8572MAA7) and held with the Depository in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. __________), which amount, immediately after such transfer, is to be held with the Depository.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

/ / the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

/ / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;


                                     B-4-1
                                       or

/ / the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

/ / the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Wasserstein Perella & Co., Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       ------------------------------------
                                       [Insert Name of Transferor]


                                       By: ________________________________
                                       Name:
                                       Title:
Dated:  _____________, _____

cc:      Station Casinos, Inc.


                                     B-4-2

                                   Exhibit B-5

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM CERTIFICATED NOTE TO RULE 144A GLOBAL NOTE OR
                       REGULATION S PERMANENT GLOBAL NOTE

                 (Pursuant to Section 2.06(e) of the Indenture)

FIRST UNION NATIONAL BANK
123 South Broad Street
Philadelphia, PA 19109
Attention: Corporate Trust Administrator

                  Re: 9 7/8% Senior Subordinated Notes due 2010 of Station Casinos, Inc.

                  Reference is hereby made to the Indenture, dated as of July 7, 2000 (the "Indenture"), among Station Casinos, Inc., as issuer (the "Company"), and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

/ / the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

/ / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

/ / the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or


                                     B-5-1

/ / the Surrendered Notes are being transferred in a transaction permitted by Rule 904 under the Securities Act;

                                       or

/ / the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Wasserstein Perella & Co., Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      ------------------------------------
                                      [Insert Name of Transferor]


                                      By: ________________________________
                                      Name:
                                      Title:
Dated:  _____________, _____

cc:      Station Casinos, Inc.


                                     B-5-2